                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            UFP Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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
                             UFP TECHNOLOGIES, INC.
                              172 EAST MAIN STREET
                      GEORGETOWN, MASSACHUSETTS 01833-2107
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             UFP TECHNOLOGIES, INC.

                           TO BE HELD ON JUNE 3, 1998
                             ---------------------

    The Annual Meeting of Stockholders of UFP Technologies, Inc. will be held on June 3, 1998 at 10:00 a.m., local time, at the Ferncroft Tara Hotel, 50 Ferncroft Road, Danvers, Massachusetts 01923, for the following purposes:

    1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

    2. To consider and act upon a proposal to adopt the UFP Technologies, Inc. 1998 Employee Stock Purchase Plan.

    3. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

    The Board of Directors has fixed April 27, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

    You are cordially invited to attend the Meeting.

                                        By Order of the Board Of Directors

                                        RICHARD L. BAILLY,

                                        SECRETARY

Boston, Massachusetts
May 5, 1998

                             YOUR VOTE IS IMPORTANT

    YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                             UFP TECHNOLOGIES, INC.
                              172 EAST MAIN STREET
                      GEORGETOWN, MASSACHUSETTS 01833-2107
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 3, 1998
                            ------------------------

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UFP Technologies, Inc., a Delaware Corporation (the "Company") with its principal executive offices at 172 East Main Street, Georgetown, Massachusetts 01833, for use at the Annual Meeting of Stockholders to be held on June 3, 1998, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 5, 1998. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

    Only stockholders of record at the close of business on April 27, 1998 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 4,677,354 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

    The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors and for the proposal to adopt the 1998 Stock Purchase Plan. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    At the Meeting, seven directors are to be elected to serve until the 1999 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Board of Directors for election as directors.

    All nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

    The following table sets forth certain information with respect to the nominees. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

NAME                                               AGE                        POSITION                     DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
R. Jeffrey Bailly............................          36   President, Chief Executive Officer and                 1995
                                                            Director
William H. Shaw(1)...........................          70   Chairman of the Board of Directors                     1963
Richard L. Bailly............................          64   Executive Vice President, Secretary and                1963
                                                            Director
William C. Curry(1)(2).......................          64   Director                                               1990
T. Gordon Roddick............................          56   Director                                               1994
Kenneth L. Gestal............................          49   Director                                               1996
Peter R. Worrell(2)..........................          41   Director                                               1997

------------------------

(1) Member of the Company's Audit Committee.

(2) Member of the Company's Compensation Committee.

    Mr. R. Jeffrey Bailly has served as the President, Chief Executive Officer and a director of the Company since January 1, 1995. He joined the Company in 1988 and served as a Division Manager from 1989 to 1992, General Manager Northeast Operations from 1992 to 1994 and as its Vice President of Operations from 1994 to 1995. From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is the son of Richard
L. Bailly, a cofounder and a director of the Company.

    Mr. Shaw, a cofounder of the Company and its Chairman of the Board, served as the Chief Executive Officer, President and Treasurer of the Company from its organization in 1963 through his retirement at the end of 1994. Mr. Shaw has also served as a director of the Company since 1963. Mr. Shaw is a member of the Board of directors of Re-Source America, Inc., a package recycling company.

    Mr. Richard Bailly, a cofounder of the Company, has served as its Executive Vice President and a director since its organization in 1963. Mr. Bailly is the author of many of the Company's patents, including patents covering the forming and lamination of foam plastics, packaging, conversion technology and moisture transmission. Mr. Bailly is a member of the Board of Directors of the Family Bank of Haverhill.

    Mr. Curry has served as a director of the Company since 1990. From 1986 to March 1994, Mr. Curry, now semiretired, was the president, chief executive officer and a director of Discom, Inc., which was acquired by TDK USA Corp. in 1988 and has been a wholly owned subsidiary of TDK since that date.

    Mr. Roddick has served as a director of the Company since January 25, 1994. He served as a director of MFT from 1991 until the MFT Acquisition in December, 1993. Mr. Roddick is a cofounder and chairman of The Body Shop International PLC, a cosmetic manufacturer and retailer, and has served as its chairman since its formation in 1976.

    Mr. Gestal has served as a director of the Company since 1996. Mr. Gestal is Chairman of Institutional Global Finance Corp., a money management firm. From 1991 to 1995, Mr. Gestal served Swiss Bank Corporation, a securities firm, first as president of SBCI Futures, then as president of SBC Government Securities Inc. and as a director of both firms. Prior to joining Swiss Bank Corporation, Mr. Gestal served as the president of Sanwa-BGK, a securities firm, and as chairman of its futures operations. Mr. Gestal is the brother-in-law of R. Jeffrey Bailly, the President, Chief Executive Officer and a director of the Company.

    Mr. Worrell has served as a director of the Company since 1997. Mr. Worrell is the Managing Director of The Bigelow Company, LLC, a private investment bank with offices in Portsmouth, NH and Seattle, WA. Mr. Worrell is a director of several privately owned companies.

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held six meetings during 1997. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year, except for Messrs. Friedman and Roddick. Mr. David Friedman is retiring from the Board of Directors following the Meeting.

    The Board of Directors has an Audit Committee which met twice in 1997 and is currently composed of Messrs. Curry and Shaw. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

    The Board of Directors has a Compensation Committee which met on two occasions in 1997 and is currently composed of Messrs. Curry and Worrell. The functions of the Compensation Committee include determining salaries, individuals to whom stock options are granted and the terms upon which option grants are made, incentive plans, benefits and overall compensation.

    The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.

COMPENSATION OF DIRECTORS

    In 1997, nonemployee directors of the Company received (i) an annual $5,000 fee, (ii) if applicable, an annual committee membership fee of $1,500 per year (with a maximum fee of $3,000) and (iii) a fee of $500 plus reimbursement of expenses for each meeting physically attended. Mr. Shaw received $12,000 for his services as Chairman of the Board and $50,000 for his services to the Company as a consultant pursuant to a letter agreement with the Company dated January 1, 1995 and an agreement with the Company dated September 1993. See "Consulting Contract." In addition, each nonemployee director is eligible to receive stock options pursuant to the 1993 Nonemployee Director Stock Option Plan. See "1993 Nonemployee Director Stock Option Plan." Employee directors may be granted options under the 1993 Stock Option Plan.

    1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN. In October, 1993, the Company adopted the 1993 Nonemployee Director Stock Option Plan (the "Director Plan") to promote the Company's interests by attracting and obtaining highly skilled, experienced and knowledgeable independent directors. Only nonemployee directors are eligible to receive options under the Director Plan. The Director Plan provides for options for the issuance of up to 110,000 shares of Common Stock. Commencing July 1, 1994 and on July 1 each year thereafter, each individual who at the time is serving as a nonemployee director of the Company receives an automatic grant of options to purchase 2,500 shares of Common Stock. These options become exercisable in full six months after the date of grant and expire ten years from the date of grant. The exercise price is the fair market value of the Common Stock on the date of grant. Options may not be exercised after three months following the date the holder ceases to be a member of the Board of Directors of the Company, except in the event of termination by reason of death or permanent disability, in which event the options may be exercised for up to one year after the date of death or permanent disability, but in any event not later than ten years after the date the option was granted. In 1997, Mr. Friedman and each of the Company's five continuing nonemployee directors, Messrs. Curry, Roddick, Shaw, Worrell and Gestal received options to purchase 2,500 shares of Common Stock with an exercise price of $4.125 per share.

    CONSULTING CONTRACT. William H. Shaw retired as the Company's President, Chief Executive Officer and Treasurer on December 31, 1994. Pursuant to an agreement between the Company and Mr. Shaw entered into in September 1993, Mr. Shaw is entitled to an automobile and has agreed to serve as a consultant to the Company for three years for $50,000 per year beginning January 1, 1995. Thereafter,

Mr. Shaw, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Shaw has agreed that he will not compete with the Company while he is receiving any of these payments.

    INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

    The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of April 15, 1998, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                                               SHARES OF COMMON STOCK    PERCENT OF
NAME                                                                           OWNED (1) BENEFICIALLY       CLASS
-----------------------------------------------------------------------------  -----------------------  -------------

William H. Shaw(2)(5)........................................................            627,364               13.4%
  c/o UFP Technologies, Inc.
  172 East Main Street
  Georgetown, MA 01833

Richard L. Bailly(3)(4)......................................................            455,992                9.7
  c/o UFP Technologies, Inc.
  172 East Main Street
  Georgetown, MA 01833

R. Jeffrey Bailly(3)(10).....................................................            480,577                9.6%
  c/o UFP Technologies, Inc.
  172 East Main Street
  Georgetown, MA 01833

David L. Friedman(5)(6)......................................................            224,378                4.7%

Paul Greenler (3)(10)........................................................            193,745                4.1%

T. Gordon Roddick(5)(7)......................................................            164,001                3.5%

Charles W. Casey(3)..........................................................             73,508                1.6%

Wayne G. Williams(3).........................................................             64,521                1.4%

William C. Curry(5)(8).......................................................             53,672                1.1%

Kenneth L. Gestal(5).........................................................             45,200                  *

Peter R. Worrell(5)(11)......................................................             22,500                  *

James J. Cramer(9)...........................................................            992,900               21.2%
  56 Beaver Street
  New York, NY 10004

Eliot H. Sherman.............................................................            299,684                6.4%
  28 Rockland Street
  Wellesley Hills, MA 02181

All executive officers and directors as a                                              2,290,868               43.5%
  group(12 persons)(2)(3)(4)(5)(6)(7)(8)(10)(11).............................

------------------------

*   Less than one percent.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2) Includes 87,003 shares owned by the wife of Mr. Shaw and 17,500 shares owned by a trust for the benefit of Mr. Shaw's children as to both of which Mr. Shaw disclaims beneficial ownership.

(3) Includes shares issuable pursuant to currently exercisable stock options under the 1993 Plan as follows: 43,000 for Mr. Richard Bailly, 310,000 for Mr. Jeffrey Bailly, 43,000 for Mr. Greenler, 33,000 for Mr. Charles W. Casey, and 33,000 for Wayne Williams.

(4) Includes 175,924 shares owned by the wife of Mr. Bailly as to which Mr. Bailly disclaims beneficial ownership. Excludes 480,577 shares attributable to R. Jeffrey Bailly, a son of Richard Bailly, as to which he disclaims beneficial ownership.

(5) Includes shares issuable pursuant to currently exercisable stock options under the Nonemployee Director Stock Option Plan as follows: 2,500 for Mr. Shaw, 10,000 for Mr. Friedman, 10,000 for Mr. Roddick, 10,000 for Mr. Curry, 5,000 for Mr. Gestal and 2,500 for Mr. Worrell.

(6) Includes warrants to purchase 44,703 shares held by Mr. Friedman. Mr. Friedman is retiring from the Board of Directors following the Meeting.

(7) Includes warrants to purchase 33,178 shares held by Mr. Roddick.

(8) Includes 38,920 shares owned by the wife of Mr. Curry, as to which he disclaims beneficial ownership.

(9) Represents an investment group consisting of Mr. Cramer, Karen L. Cramer and J.J. Cramer & Co.

(10) Includes 120,090 shares owned by the Company's Profit Sharing Trust as to which Messrs. Bailly and Greenler disclaim beneficial interest in excess of their respective pecuniary interests in the trust. Messrs. Bailly and Greenler are co-trustees of the trust.

(11) Includes 10,000 shares owned by the Bigelow Company, LLC Profit Sharing Plan as to which Mr. Worrell disclaims beneficial interest in excess of his pecuniary interest in the Plan. Mr. Worrell is one of two trustees of the Plan.

MANAGEMENT

    The names of the Company's executive officers and significant employees who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

NAME                                                       AGE                              TITLE
-----------------------------------------------------      ---      -----------------------------------------------------

Paul J. Greenler.....................................          52   Vice President and Controller

Charles W. Casey.....................................          58   Vice President

Ron J. Lataille......................................          36   Vice President and Chief Financial Officer

Wayne G. Williams....................................          55   Vice President

    Mr. Greenler has served as the Controller of the Company since 1997 and from 1977 to 1993. Mr. Greenler served as the Company's Chief Financial Officer from 1993 to 1997. Prior to joining the Company, Mr. Greenler was division controller of EG&G, Inc. from 1968 through 1977.

    Mr. Casey joined the Company in 1981 and has served as a Vice President since 1992. Prior thereto, Mr. Casey served as division manager from 1985 through 1994 and as plant manager from 1981 through 1985.

    Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior thereto, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc. from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995.

    Mr. Williams initially joined the Company in 1981 and served as sales manager, division manager and more recently as Vice President of Technology from 1992 through October 1993. From 1993 through 1994 Mr. Williams served as an executive officer of Re-Source America. Mr. Williams rejoined the Company as a Vice President in January 1994. Prior to joining the Company, Mr. Williams was employed by The Dow Chemical Company (1966-1981) where he held various technical, sales and project management positions.

    Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                ANNUAL COMPENSATION              AWARDS
                                                        ------------------------------------  -------------
                                                                               OTHER ANNUAL    SECURITIES      ALL OTHER
                                           FISCAL YEAR    SALARY      BONUS       COMPEN-      UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                   ENDED        ($)         ($)     SATION($)(2)    OPTIONS (#)      ($)(3)
-----------------------------------------  -----------  ----------  ---------  -------------  -------------  -------------
R. Jeffrey Bailly........................    12/31/97   $  150,000  $  95,000    $  23,750              0      $   7,317
  President and Chief                        12/31/96      140,000     75,000       16,875              0          6,367
  Executive Officer (1)                      12/31/95      125,000     67,435       16,250        200,000          7,095

Richard L. Bailly........................    12/31/97      132,000     15,000            0              0          6,746
  Executive Vice President (1)               12/31/96      127,400     10,000            0          5,000          6,051
                                             12/31/95      122,408     10,000            0              0          4,500

Paul J. Greenler.........................    12/31/97       95,000     20,000            0              0          5,084
  Chief Financial Officer                    12/31/96       96,338     15,000            0          5,000          4,853
                                             12/31/95       89,846     18,000            0              0          3,820

Wayne G. Williams........................    12/31/97       95,000     15,000            0              0          4,891
  Vice President                             12/31/96       96,616     10,000            0          5,000          4,525
                                             12/31/95       86,252     10,000            0              0          3,740

------------------------

(1) See "Employment Contracts" below.

(2) The Company granted R. Jeffrey Bailly 5,000 shares Common Stock in April 1995, 1996 and 1997 at a market price of $3.25 per share, $3.38 per share and $4.75 per share, respectively, in each case based on the closing price of the Company's Common Stock on the Nasdaq Market on the date of grant. See "Employment Contracts."

(3) Represents Company contributions to the above-named employees' accounts under the Company's Profit Sharing Retirement Plan and Trust.

EMPLOYMENT CONTRACTS

    In April 1995 the Company entered into an employment agreement with R. Jeffrey Bailly, its President and Chief Executive Officer, which is terminable by either party at any time, except as provided below. The Agreement provides that Mr. Bailly will receive a minimum annual salary of $125,000 and consideration for discretionary bonuses. Mr. Bailly's agreement contains nondisclosure provisions and prohibits him from competing with the Company during the term of his employment and for a period of eighteen months thereafter. Pursuant to the agreement, the Company agreed to grant Mr. Bailly 25,000 shares of its Common Stock at the rate of 5,000 shares per year commencing April 4, 1995 provided that Mr. Bailly remains employed with the Company. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company's stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company.

    Under the terms of the employment agreement, if Mr. Bailly's employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason (a reduction in his base salary, removal from his position as president or chief executive officer, required relocation outside the greater Boston, Massachusetts area or a material reduction in his overall level of responsibility) or due to a change in control of the Company, (i) the Company is required to continue to pay Mr. Bailly a monthly amount for a period of eighteen months equal to Mr. Bailly's average monthly salary (including bonus) for the preceding two years, (ii) all of Mr. Bailly's shares and options granted pursuant to the employment agreement will vest in full and (iii) the Company will continue to pay Mr. Bailly's health insurance.

    In September 1993, the Company entered into an agreement with Richard L. Bailly that provides that should Mr. Bailly's employment with the Company be terminated by the Company for any reason other than for cause, or should Mr. Bailly terminate his employment for good reason (either a reduction in his salary below $122,400 or a material reduction in his overall level of responsibility), Mr. Bailly will receive an automobile and compensation of $122,400 per year for three years or until he reaches age 65, whichever is shorter. During this period, he will serve as a consultant to the Company. After the end of this initial consulting period, or upon Mr. Bailly's retirement, Mr. Bailly will continue as a consultant to the Company for three additional years for $45,000 per year. Thereafter, Mr. Bailly, or his heirs or beneficiaries, will receive a retirement benefit of $40,000 per year for an additional 12 years. Mr. Bailly has agreed that he will not compete with the Company while he is receiving any of these payments.

SEVERANCE PLANS

    In September 1993, the Company adopted a policy that all executive officers of the Company not otherwise a party to an employment arrangement with the Company will receive a severance benefit should the employee's employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company.

STOCK OPTIONS

    The following table sets forth certain information with respect to the aggregate number and value of options exercisable and unexercisable by the named executive officers at December 31, 1997. No options were granted to any of the named executive officers in 1997 and no options were exercised by any of the named executive officers in 1997.

                         FISCAL YEAR END OPTION VALUES

                                                                               NUMBER OF SHARES
                                                                                OF COMMON STOCK       VALUE OF
                                                                                  UNDERLYING        UNEXERCISED
                                                                                  UNEXERCISED       IN-THE-MONEY
                                                                                  OPTIONS AT         OPTIONS AT
                                                                                   12/31/97         12/31/97(1)
                                                                               -----------------  ----------------
                                                                                 EXERCISABLE/       EXERCISABLE/
                                                                                 UNEXERCISABLE     UNEXERCISABLE
NAME                                                                                  (#)               ($)
-----------------------------------------------------------------------------  -----------------  ----------------
R. Jeffrey Bailly............................................................    260,000/50,000     433,125/71,375
Richard L. Bailly............................................................      42,000/3,000       56,430/3,195
Paul J. Greenler.............................................................      42,000/3,000       56,430/3,195
Wayne G. Williams............................................................      32,000/3,000       38,330/3,195

------------------------

(1) Based upon the closing price of the Company's Common Stock on December 31, 1997 on the Nasdaq National Market of $4.19 minus the respective option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which in 1997 was composed of Messrs. Curry and Worrell. Neither Mr. Curry nor Mr. Worrell is a former or current officer or employee of the Company.

COMPENSATION COMMITTEE AND BOARD OF DIRECTORS REPORT

    The primary objectives of the Compensation Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

    The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options and the bonus plan to provide significant performance incentives.

    Executive officers are eligible to participate in the bonus plan which is administered by the Compensation Committee. Under the plan, executive officers may receive bonuses derived from a formula tied to the Company's income. In addition, executive officers, including Jeffrey Bailly, may receive discretionary bonuses based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

    Each of the executive officers and all key employees are eligible to receive grants of options under the 1993 Plan. The 1993 Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by R. Jeffrey Bailly and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and (iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole. During the fiscal year ended December 31, 1997, the Company granted options to purchase 20,000 shares to executive officers as a group under the 1993 Plan. See "Stock Option Plans."

    In 1997, R. Jeffrey Bailly received a salary of $150,000, a bonus of $95,000 and 5,000 shares of Common Stock. This compensation was based upon the employment agreement negotiated with Mr. Bailly in conjunction with his promotion to Chief Executive Officer and President of the Company in January 1995. The Board has conducted a survey of salaries of chief executive officers. Based upon that information and its experience, the Company believes that Mr. Bailly's cash compensation was comparable to the compensation of chief executive officers of similar companies.

COMPENSATION                                                                 BOARD OF DIRECTORS
--------------------------------------------------------  --------------------------------------------------------
WILLIAM C. CURRY
PETER R. WORRELL                                          WILLIAM H. SHAW
                                                          R. JEFFREY BAILLY
                                                          RICHARD L. BAILLY
                                                          WILLIAM C. CURRY
                                                          T. GORDON RODDICK
                                                          KENNETH L. GESTAL
                                                          PETER R. WORRELL

PERFORMANCE GRAPH

    The following graph compares the semi-annual change in the Company's cumulative total shareholder return from December 16, 1993, when the Company's Common Stock became publicly traded to December 31, 1997 based upon the market price of the Company's Common Stock with the cumulative total return on the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/ AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products for that period.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                              UFP TECHNOLOGIES, INC.

12/17/93                                                                                          $100.0
12/31/93                                                                                            95.7
12/31/94                                                                                            52.2
12/29/95                                                                                            69.6
12/31/96                                                                                            89.1
12/31/97                                                                                            72.8
Notes:
            A. The lines represent monthly levels derived from compounded daily returns that include all dividends.
            B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
           C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
                                        D. The index level for all series was set to $100.0 on 12/17/93.

            NASDAQ STOCK MARKET (US COMPANIES)     NYSE/AMEX/NASDAQ STOCKS (SIC 3080-3089 US COMPANIES)
                                                                           Miscellaneous Plastics Products
12/17/93                                 $100.0                                                     $100.0
12/31/93                                  102.4                                                      101.1
12/31/94                                  100.0                                                      101.4
12/29/95                                  141.5                                                      111.2
12/31/96                                  174.0                                                      153.9
12/31/97                                  213.6                                                      156.5
Notes:

    Assumes $100 invested on December 16, 1993 in the Company's Common Stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products, and the reinvestment of any and all dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UNITED DEVELOPMENT COMPANY LIMITED

    The Company owns an approximate 26.3% limited partnership interest in United Development Company Limited, a real estate limited partnership ("United Development"), which owns and leases to the Company the Kissimmee, Florida and Decatur, Alabama properties. William H. Shaw and Richard L. Bailly, both principals and stockholders of the Company, each owns an approximately 21% general partnership interest in United Development. Each of Paul J. Greenler, Charles W. Casey and Wayne G. Williams who are officers and/or stockholders of the Company, owns an approximately 5.3% limited partnership interest in this entity.

    The Company made a series of loans to United Development from time to time prior to September 30, 1993 in the total principal amount of approximately $210,000 of which $140,000 remained outstanding as of December 31, 1997. As of September 30, 1993, these loans were consolidated into one term note bearing interest at the prime rate of interest as announced by The First National Bank of Boston, plus 2%. The principal amount of the note amortizes on a ten year basis with the outstanding principal amount repayable on September 30, 1998.

    KISSIMMEE, FLORIDA PROPERTY. The Company leases its Kissimmee, Florida manufacturing facility from United Development on a month-to-month basis. Monthly rent for the lease is $10,000 plus the payment of certain expenses and taxes. The Company chose not to exercise its option to purchase the land and building at a formula price based upon the appraised value of the land and building multiplied by a discount rate following the recent expiration of its previous lease for the premises. However, the Company believes that the terms of its month-to-month lease are comparable to those available in the market for real estate in Kissimmee, Florida. The Kissimmee, Florida property is subject to $1,500,000 Osceola County Industrial Development Authority Industrial Development Revenue Bonds, Series 1985 (United Development Company Limited Project) dated April 1, 1985, which as of December 31, 1997 had an aggregate outstanding principal balance of $303,756. Interest on these bonds accrues at the prime rate of interest as announced by Barnett Bank of Florida and is payable monthly commencing on June 1, 1986 and ending on May 1, 2000.

    In addition to other security for the bonds, including a mortgage on the property in favor of Barnett Bank and Trust Company, N.A., as trustee, the Company, William H. Shaw and Richard L. Bailly jointly and severally unconditionally guaranteed the payment of all principal, interest and premium, if any, payable on the bonds. The Company, William H. Shaw and Richard L. Bailly also jointly and severally indemnified the Trustee and Osceola County Industrial Development Authority, as issuer of the bonds, for all costs, fees and expenses incurred by them in connection with the bonds.

    DECATUR, ALABAMA PROPERTY. The Company leases its Decatur, Alabama manufacturing facility from United Development for an annual rent of $90,000 plus the payment of certain expenses and taxes. The Company believes that the terms of this lease are comparable to those available in the market for real estate in Decatur, Alabama. In June, 1990, United Development acquired from MCP Industries, Inc. the land on which the Decatur, Alabama property is located, together with the related leasehold interest. This leasehold interest was acquired subject to an existing leasehold mortgage in the amount of $227,482. The acquisition of the property was financed by a $130,000 mortgage loan from First American Bank $95,000 of which was outstanding as of December 31, 1997. This mortgage loan is guaranteed by the Company.

                                 PROPOSAL NO. 2
                        PROPOSAL TO ADOPT THE COMPANY'S
                       1998 EMPLOYEE STOCK PURCHASE PLAN

    In April 1998, the Board of Directors adopted, subject to stockholder approval, the Company's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is intended to provide employees of the Company with additional incentives by permitting them to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock. The Stock Purchase Plan will be administered by the Compensation Committee. The following is a summary description of the Stock Purchase Plan and is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which is set forth as Exhibit A to this Proxy Statement.

    The Stock Purchase Plan provides that all employees of the Company (including officers and directors) who work more than twenty hours per week and more than five months in any calendar year and who are employees of the Company on or before the first day of the applicable offering period are eligible to participate. However, no employee who holds five percent (5%) or more of the Company's Common Stock will be eligible to participate. Further, no employee may be granted an option pursuant to which the employee's right to purchase Common Stock under the Stock Purchase Plan accrues at a rate which exceeds $25,000 of fair market value of such stock per year. Approximately 415 employees would currently be eligible to participate in the Stock Purchase Plan.

    Eligible employees of the Company elect to participate in the Stock Purchase Plan by giving notice to the Company and instructing the Company to withhold a specified dollar amount from the employee's salary during the following six-month period (the periods run from January 1 to June 30 and July 1 to December 31, and each is referred to as an "Offering Period"). On the last business day of that Offering Period, the amount withheld is used to purchase Common Stock at a price equal to the lesser of 85% of the fair market value of the Common Stock on either the first day of the Offering Period or on the last day of the Offering Period, whichever is less (the "Option Exercise Price"). (For this purpose, fair market value is the average of the high and low sales prices as reported on the Nasdaq National Market System.) If no shares are traded on those days, the average of the fair market values on the immediately preceding and the next following business day on which shares are traded is used instead. The Company technically grants an option to each participant, on the first day of the Offering Period, to purchase, on the last day of the Offering Period, at the Option Exercise Price, that number of shares of Common Stock that his or her accumulated payroll deductions on the last day of the Offering Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Offering Period. Participation ends automatically on termination of employment with the Company.

    A participating employee may authorize a payroll deduction of any even dollar amount, equal to not more than ten percent (10%) of his or her base pay (including commissions, if applicable), but not less than $5.00 per payroll period. Deductions from any employee's compensation may not be increased or decreased during an Offering Period. Under the Stock Purchase Plan, the number of shares purchased at the end of the Offering Period may not be more than 1,500 shares on any such date.

    An employee may withdraw from the Stock Purchase Plan, and withdraw all of the payroll deductions credited to his or her account under the Stock Purchase Plan, at any time prior to the last business day of any Offering Period. Upon such a withdrawal, the Company will refund without interest the entire remaining balance of the employee's deductions.

    The maximum number of shares of Common Stock which may be purchased by employees under the Stock Purchase Plan is 150,000 shares, subject to adjustments for stock splits, stock dividends and similar transactions. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market.

    The Stock Purchase Plan may be amended by the Board of Directors from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) materially increase the number of shares of Common Stock which may be issued under the Stock Purchase Plan, (b) materially increase the benefits accruing to participants in the Stock Purchase Plan or (c) materially modify the requirements as to eligibility for participation in the Stock Purchase Plan.

    The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). An employee will not recognize income on the grant or exercise of an option under the Stock Purchase Plan, and the Company will not have a deduction. If the employee does not dispose of the shares of Common Stock for at least two years from the grant of an option under the Stock Purchase Plan, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the Common Stock at the time of disposition over the Option Exercise Price, or (ii) 15% of the fair market value of the Common Stock on the first day of the Offering Period. Gain in excess of this amount, if any, will be taxed as long-term capital gain. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that he suffers on the sale will be a capital loss. The Company will not have a deductible compensation expense as a result of the purchase of stock under the Stock Purchase Plan, unless there is a premature disposition, as described in the next paragraph.

    If shares purchased under the Stock Purchase Plan are sold by an employee within two years after the option is granted, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the Option Exercise Price. Any remaining gain will be treated as capital gain, which may be long or short-term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to the Company in an equal amount, provided the Company timely provides the recipient and the IRS with a form W-2 or W-2c, whichever is applicable.

    The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the tax laws of any municipality, state or foreign country in which the participant may reside.

    The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 2.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

                                 OTHER MATTERS

VOTING PROCEDURES

    The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors and for the proposal to adopt the Stock Purchase Plan. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

    The seven nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the adoption of the Stock Purchase Plan.

    Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to adopt the Stock Purchase Plan even though the stockholder so abstaining intends a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the proposal to adopt the Stock Purchase Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote on one of the proposals will count toward the quorum but will count neither for nor against the proposal not voted.

INDEPENDENT AUDITORS

    The Board of Directors has appointed KPMG Peat Marwick LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1998. Such firm and its predecessor have served continuously in that capacity since 1982.

    A representative of KPMG Peat Marwick LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

REPORTING UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq National Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 1997.

OTHER PROPOSED ACTION

    The Board of Directors knows of no matters which may come before the Meeting other than the election of directors and the proposal to adopt the Stock Purchase Plan. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

    Proposals which stockholders intend to present at the Company's 1999 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than January 6, 1999.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee and Board of Director Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, UFP TECHNOLOGIES, INC. AT 172 EAST MAIN STREET, GEORGETOWN, MASSACHUSETTS 01833.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                                                       EXHIBIT A

                             UFP TECHNOLOGIES, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE.

    The UFP Technologies, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of UFP Technologies, Inc. (the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's $.01 par value common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. ELIGIBLE EMPLOYEES.

    (a) All persons who are employees of the Company or any of its participating subsidiaries on or before the first day of the applicable Offering Period (as defined below) shall be eligible to receive options under this Plan to purchase the Company's Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

    (b) For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

3. STOCK SUBJECT TO THE PLAN.

    The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 150,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4. OFFERING PERIODS AND STOCK OPTIONS.

    (a) Six month periods during which payroll deductions will be accumulated under the Plan ("Offering Periods") will commence on January 1 and July 1 of each year and end on the June 30 or December 31 next following the commencement date. The first Offering Period shall commence on July 1, 1998 and end on December 31, 1998. Each Offering Period includes only regular pay days falling within it. The Offering Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Section.

    (b) On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to avoid fractions other than multiples of 1/8. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

    (c) For purposes of this Plan, the term "fair market value" on any date means, if the Common Stock is listed on a national securities exchange or is on the National Market List of the National Association of Securities Dealers Automated Quotation ("NASDAQ") system, the average of the high and low sales prices of the Common Stock on such date on such exchange or as reported on NASDAQ or, if the Common Stock is traded in the over-the-counter securities market, but not on the National Market List of NASDAQ, the average of the high and low bid quotations for the Common Stock on such date, each as published in the WALL STREET JOURNAL. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the average of the fair market values on the immediately preceding and the next following business days on which shares of Common Stock are traded.

    (d) For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the NASDAQ or such other national securities exchange on which the Common Stock is listed.

    (e) No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5. EXERCISE OF OPTION.

    Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 1,500 shares of Common Stock on any Offering Termination Date. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6. AUTHORIZATION FOR ENTERING PLAN.

    (a) An eligible employee may enter the Plan by filling out, signing and delivering to the Chief Financial Officer of the Company or his designee an authorization ("Authorization"):

        (i)  stating the amount to be deducted regularly from his or her pay;

        (ii) authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan;

        (iii) specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Article 11 hereof; and

        (iv) at the discretion of the employee in accordance with Article 14, designating a beneficiary who is to receive any Common Stock and/or cash in the event of his or her death.

    Such Authorization must be received by the Chief Financial Officer of the Company or his designee at least ten (10) business days before an Offering Commencement Date.

    (b) The Company will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

    (c) Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filling out, signing and delivering to the Chief Financial Officer of the Company or his designee a new Authorization. Such new Authorization must be received by the Chief Financial Officer of the Company or his designee at least ten (10) business days before the date of such next Offering Commencement Date.

7. ALLOWABLE PAYROLL DEDUCTIONS.

    An employee may authorize payroll deductions in any even dollar amount up to but not more than ten percent (10%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be one percent (1%) of his or her base pay but in no event less than five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

8. UNUSED PAYROLL DEDUCTIONS.

    Only full shares of Common Stock may be purchased. Any balance remaining in an employee's account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for the immediately preceding Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9. CHANGE IN PAYROLL DEDUCTIONS.

    Deductions may not be increased or decreased during an Offering Period.

10. WITHDRAWAL FROM THE PLAN.

    (a) An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the Offering Termination Date by delivering a notice to the Chief Financial Officer of the Company or his designee (a "Withdrawal Notice") in which event the Company will promptly refund without interest the entire balance of such employee's deductions not theretofore used to purchase Common Stock under the Plan.

    (b) If employee withdraws from the Plan, the employee's rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date. Notwithstanding the foregoing, employees who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended, who withdraw from the Plan may not reenter the Plan until the next Offering Commencement Date which is at least six months following the date of such withdrawal.

11. ISSUANCE OF STOCK.

    Upon written request, certificates for Common Stock will be issued and delivered to participants as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or in the case of employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the employee's Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12. NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

    An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee's death.

13. TERMINATION OF EMPLOYEE'S RIGHTS.

    (a) Except as set forth in the last paragraph of this Article 13, an employee's rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

    (b) If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

    (c) Upon termination of the participating employee's employment because of death, the employee's beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company or his designee prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee's account under the Plan, or (ii) to exercise the employee's option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee's death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee's account at the date of the employee's death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Chief Financial Officer of the Company or his designee, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee's account at the date of the employee's death and the same will be paid promptly to said beneficiary, without interest.

14. DESIGNATION OF BENEFICIARY.

    A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15. TERMINATION AND AMENDMENTS TO PLAN.

    (a) The Plan may be terminated at any time by the Company's Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

    (b) The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan; provided, further, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of the Plan and certain amendments thereto, any such amendment which (a) materially increases the number of shares of Common Stock which may be issued under the Plan, (b) materially increases the benefits accruing to participants in the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to stockholder approval.

16. LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN.

    Common Stock purchased under the Plan by employees who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended, may not be sold for six (6) months after the Offering Termination Date on which such shares were purchased, unless such transaction shall be exempt from Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Thereafter, such employees may sell Common Stock purchased under the Plan at any time. Notwithstanding the foregoing, because of certain Federal tax requirements, all employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock. Certificates representing shares of Common Stock purchased under the Plan will bear a legend reflecting the restrictions on transfer set forth herein.

17. COMPANY'S PAYMENT OF EXPENSES RELATED TO PLAN.

    The Company will bear all costs of administering and carrying out the Plan.

18. PARTICIPATING SUBSIDIARIES.

    The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

19. ADMINISTRATION OF THE PLAN.

    (a) The Plan shall be administered by a committee of "disinterested" directors as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors of the Company, which shall be the Company's Compensation Committee (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

    (b) The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

    (c) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

    (d) Promptly after the end of each Offering Period, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee's accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee's accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

    (e) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20. OPTIONEES NOT STOCKHOLDERS.

    Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

21. APPLICATION OF FUNDS.

    The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees' payroll deductions.

22. GOVERNMENTAL REGULATION.

    (a) The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

    (b) In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23. TRANSFERABILITY.

    Neither payroll deductions credited to an employee's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

24. EFFECT OF CHANGES OF COMMON STOCK.

    If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25. MERGER OR CONSOLIDATION.

    If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee's payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26. WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX.

    The Company will undertake such withholding in connection with the Plan as it determines is appropriate, in its sole discretion.

27. APPROVAL OF STOCKHOLDERS.

    The Plan shall not take effect until approved by the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly convened meeting of stockholders, which approval must occur no later than the end of the first Offering Period after the date the Plan is adopted by the Board of Directors. Options may be granted under the Plan prior and subject to such stockholder approval. If the Plan is not so approved by the stockholders, all payroll deductions from participating employees shall be returned without interest and all options so granted shall terminate.

    Date of Approval by the Board of Directors:           , 1998.

    Date of Approval by the Stockholders:           , 1998

             PROXY           UFP TECHNOLOGIES, INC.           PROXY

         The undersigned hereby appoints R. Jeffrey Bailly and Ron Lataille, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 1998 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on Wednesday, June 3, 1998, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE PROPOSAL TO ADOPT THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

                  Continued, and to be signed, on reverse side
         (Please fill in the reverse side and mail in enclosed envelope)

/X/  Please mark votes as in this example.

1.  Election of Directors:

Nominees: R. Jeffrey Bailly, William H. Shaw, Richard L. Bailly, William C.
          Curry, T. Gordon Roddick, Kenneth L. Gestal, Peter R. Worrell

/ /  FOR ALL NOMINEES (except as marked to the contrary)

/ /  WITHHOLD AUTHORITY to vote for all nominees

FOR except vote withheld from the following nominee(s):

-------------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED ABOVE.)



2.  To adopt the UFP Technologies, Inc.         FOR       AGAINST      ABSTAIN
    1998 Employee Stock Purchase Plan as        / /         / /          / /
    described in the accompanying Proxy
    Statement.

                                                 MARK HERE FOR
                                                 ADDRESS CHANGE

                                                 AND NOTE AT LEFT    / /

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

Signature:                                           Date:
          --------------------------                      --------------------
Signature:                                           Date:
          --------------------------                      --------------------